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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant To Section 13 Or 15(D) Of The
                         Securities Exchange Act Of 1934


         Date of Report (Date of Earliest Event Reported): April 1, 2004
                                                          --------------



                         NORTH FORK BANCORPORATION, INC.
            --------------------------------------------------------

               (Exact Name of Registrant as Specified in Charter)



          Delaware                     1-10458                   36-3154608
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(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
  of Incorporation)                                          Identification No.)



                  275 Broadhollow Road Melville, New York 11747
            --------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


       (Registrant's Telephone Number, Including Area Code) (631) 844-1004
                                                            ----------------


                                 Not Applicable
        -----------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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ITEM 5.  Other Events and Required FD Disclosure

         On April 1, 2004, North Fork Bancorporation, Inc. received regulatory approval from the New York State Banking Department to acquire The Trust Company of New Jersey, a New Jersey state-chartered bank. As of the date hereof, North Fork has received all required regulatory approvals including the approval of the Federal Deposit Insurance Corporation and the New Jersey Commissioner of Banking and Insurance. As previously reported, North Fork has entered into an agreement to acquire Trustcompany in a stock for stock transaction valued at approximately $726 million.



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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Dated: April 1, 2004

                            NORTH FORK BANCORPORATION, INC.

                            By: /s/ Daniel M. Healy
                                --------------------------------
                            Name:   Daniel M. Healy
                            Title:  Executive Vice President and
                                     Chief Financial Officer